Table of Contents

File No. 024-12106

As filed with the Securities and Exchange Commission on December 22, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 22, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Genesis Electronics Group, Inc.

400,000,000 Shares of Common Stock

By this Offering Circular, Genesis Electronics Group, Inc., a Nevada corporation, is offering for sale a maximum of 400,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[0.001-0.005] per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	400,000,000	$_____[0.001-0.005]	$-0-	$_____[400,000-2,000,000]

(1)	We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “GEGI” in the OTC Pink marketplace of OTC Link. On December 19, 2022, the closing price of our common stock was $0.0016 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Our Chief Executive Officer, as the owner of all outstanding shares of the Series A Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is December 22, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Genesis Electronics Group, Inc., a Nevada corporation, including its subsidiaries.

Our Company

We were incorporated on March 19, 1998, under the name Business Advantage No. 22, Inc. On August 23, 2000, our corporate name changed to IMEGS, Inc.. On July 6, 2004, our corporate name changed to Pricester.com, Inc. On February 24, 2009, our corporate name changed to Genesis Electronics Group, Inc. On June 22, 2017, our corporate name changed to Cacique Mining Inc. On August 9, 2017, our corporate name changed to Genesis Electronic Group Inc. On August 10, 2017, our corporate name changed to Genesis Electronics Group, Inc.

Effective October 24, 2022, we acquired Glīd LLC (pronounced Glide). With patent-pending technology, our company, through our Glīd subsidiary, has begun to establish an electric and autonomous trucking company, with the overall goal of reducing operational costs in the trucking industry. (See “Business”).

Offering Summary

Securities Offered	400,000,000 shares of common stock, par value $0.001 (the Offered Shares).
Offering Price	$_____[0.001-0.005] per Offered Share.
Shares Outstanding Before This Offering	1,723,775,755 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	2,123,775,755 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Our Chief Executive Officer, Braden Jones, is the owner of all of the outstanding shares of the Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and (“Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “GEGI” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for prototype development, software development, safety testing, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 26 South Rio Grande Street, #2072, Salt Lake City, Utah 84101; our telephone number is 800-390-1302; our corporate website is located at www.genesis-electronics.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the COVID-19 Pandemic

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness. The COVID-19 pandemic has, to date, had minimal impact on our operations.

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the nine months ended September 30, 2022, we incurred a net loss of $114,857 (unaudited) and, as of that date, we had an accumulated deficit of $12,745,570 (unaudited). For the year ended December 31, 2021, we incurred a net loss of $5,348,604 (unaudited) and, as of that date, we had an accumulated deficit of $3,418,333 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

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We do not have a successful operating history. For the year ended December 31, 2021, and the nine months ended September 30, 2022, we generated no revenues and reported a net loss from operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a highly competitive industry; and
•	future geopolitical events and economic crisis.

We have limited operational history in an emerging industry, making it difficult to predict and forecast accurately business operations. As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we intend to operate in the transportation industry, which is a rapidly transforming and highly competitive industry. There is no assurance that we will be able to establish our road-to-rail transportation business.

We may not be successful in establishing our electric or autonomous road to rail transportation business model. We are unable to offer assurance that we will be successful in establishing our electric and autonomous road-to-rail transportation business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our real estate business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Braden Jones. The loss of service of Mr. Goiodman, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Jones. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

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Our planned electric and autonomous road-to-rail transportation business is not based on independent market studies. We have not commissioned any independent market studies with respect to the electric and autonomous transportation industry. Rather, our plans for implementing our electric and autonomous transportation business and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Our operating expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Shares. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Changes in the economy could have a detrimental impact on our company. Changes in the general economic climate could have a detrimental impact on transportation expenditure and, therefore, on our future revenue, if any. It is possible that recessionary pressures and other economic factors may adversely affect overall business confidence and willingness to sustain or increase expenditures. Any of such events or occurrences could have a material adverse effect on our financial results and on your investment in the Offered Shares.

Our lack of adequate directors and officers liability insurance may also make it difficult for us to retain and attract talented and skilled directors and officers. In the future, we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors, should they be subject to legal action based on their service to our company, could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Electric and Autonomous Road-to-Rail Business

We may not be able to compete effectively in the electric or autonomous trucking or rail transportation markets. The trucking and rail industries are dominated by many large conglomerate companies and many tech companies with deep pockets are entering into the electric and autonomous trucking industry. Tesla, Einride and XOS Trucks are among the most well-known of our competitors. Many of our competitors possess substantially greater resources, financial and otherwise, than does our company. No assurances can be given that we will be able to compete successfully in the electric and autonomous trucking industry.

Our long-term success will be dependent upon our ability to achieve market acceptance of our Glīd road-to-rail transportation services. There is no guarantee that our Glīd road-to-rail transportation services, once established, will be successfully accepted by businesses utilizing transportation services. There is no guarantee that we will be able to achieve such market acceptance.

Introduction of new products and services by competitors could harm our competitive position and results of operations. The market for our planned electric and autonomous road to rail transportation service is characterized by intense competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of consumers. Our future success will depend on our ability to gain recognition of Glīd’s road-to-rail transportation services and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If our efforts to attract and retain customers to our business model is not successful, our business will be adversely affected. Our ability to attract, and to continue to attract, customers to our electric and autonomous road-to-rail transportation business will depend, in part, on our ability consistently to provide customers with affordable and reliable service. If customers do not perceive our service to be of value, we may not be able to attract and retain customers. If we do not grow as expected, we may not be able to adjust our expenditures commensurate with the lowered growth rate such that our margins, liquidity and results of operation may be adversely impacted. If we are unable to compete successfully with current and new competitors in both retaining existing subscribers and attracting new subscribers, our business will be adversely affected.

Changes in competitive offerings for electric or autonomous road to rail transportation solutions, could adversely impact our business. Technology is rapidly advancing in the realms of electric vehicles and autonomous technologies. New technologies, electric battery production restrictions or other regulations could adversely impact our business.

New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing road-to-rail transportation solutions. Companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to compete successfully or profitably with current and new competitors, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

If we fail to maintain a positive reputation with customers concerning our planned road to rail transportation services, we may not be able to attract or retain customers, and our operating results may be adversely affected. We believe that a positive reputation with consumers concerning our planned road to rail transportation services, once launched, is highly important in attracting and retaining customers who have a number of choices from which to obtain transportation services. To the extent Glīd’s products or services are perceived as low quality, unreliable or otherwise not compelling to customers, our ability to establish and maintain a positive reputation may be adversely impacted.

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Any significant disruption in, or unauthorized access to, our computer management systems or those of third parties utilized in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including customer information, or theft of intellectual property, which could adversely impact our business. Our reputation and ability to attract, retain and serve customers is dependent upon the reliable performance and security of our computer systems and those of third parties utilized in our operations. These systems may be subject to damage or interruption from earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures and cybersecurity risks. Interruptions in these systems, or with the internet in general, could make our services unavailable or degraded or otherwise hinder our ability to deliver to our customers. Service interruptions, errors in software or the unavailability of computer systems used in operations could diminish the overall attractiveness of our company to existing and potential customers.

Our computer systems and those of third parties used in our operations are vulnerable to cybersecurity risks, including computer viruses, physical or electronic break-ins and similar disruptions. Any attempt by hackers to obtain our data or intellectual property, disrupt our operations, or otherwise access to our systems, or those of associated third parties, if successful, could harm our business, be expensive to remedy and damage our reputation. We will implement certain systems and processes to thwart hackers and protect our data and systems. Any significant disruption to our business operations could result in a loss of customes and adversely affect our business and results of operation.

If government regulations relating to the transportation or other areas of our business change or are increased, we may need to alter the manner in which we conduct our business, or incur greater operating expenses. The adoption or modification of laws or regulations relating to electric and/or autonomous vehicles or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business, once established. In addition, the continued growth and development of the market for electric batteries may cause shortages, which may lead to slower production time lines or decreased capacities.

Privacy concerns could limit our ability to collect and leverage our customer data and disclosure of customer data could adversely impact our business and reputation. In the ordinary course of business, we will collect and utilize data supplied our customers and their shipments. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit its ability to collect, transfer and use data, could have an adverse effect on our business.

Our reputation and our relationships with customers would be harmed if customer data, particularly transportation logs or shipping manifests, were to be accessed by unauthorized persons. We will maintain certain customer data, including names and billing data, and shipping manifest information. Initially, this data will be maintained on third-party systems. With respect to billing data, such as credit card numbers, we will rely on licensed encryption and authentication technology to secure such information. Measures will be taken to protect against unauthorized intrusion into our company’s customers’ data. Despite these measures, our third-party payment processing services could experience an unauthorized intrusion into our customers’ data. Additionally, we could face legal claims or regulatory fines or penalties for such a breach. The costs relating to any data breach could be material, and we do not expect to carry insurance against the risk of a data breach for the foreseeable future. For these reasons, should an unauthorized intrusion into customers’ data occur, our business could be adversely affected.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

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Our success will depend on external factors within the transportation industry. The success of our planned services will depend on our ability to establish our Glīder technology from which to provide our planned services. Thereafter, the success of our business will also depend upon:

•	creating effective distribution channels and brand awareness;
•	critical reviews;
•	the availability of alternatives;
•	general economic conditions; and
•	other tangible and intangible factors.

Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

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Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer, Braden Jones, owns all of the outstanding shares of our Series A Preferred Stock. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Our Chief Executive Officer, Braden Jones, is the owner of all of the outstanding shares of the Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Certain of our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock. (See “Description of Securities—Convertible Promissory Notes”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

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You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our products and services; and
•	rumors or public speculation about any of the above factors.

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The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of (a) the outstanding shares of Series B Preferred Stock into at a total of 500,000,000 shares of our common stock and (b) the outstanding shares of Series C Preferred Stock into at a total of 250,000,000 shares of our common stock. The conversion of the outstanding shares of Series B Preferred Stock and the Series C Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 30, 2022, was $(591,747) (unaudited), or $(0.0004) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2022 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2022 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$__[0.001-0.005] $(0.0004) $__[0.0003-0.0011] $__[(0.0001)-0.0007] $__[0.0011-0.0043]

Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2022 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2022 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$__[0.001-0.005] $(0.0004) $__[0.0003-0.0008] $__[(0.0001)-0.0004] $__[0.0011-0.0046]

Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2022 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2022 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$__[0.001-0.005] $(0.0004) $__[0.0002-0.0006] $__[(0.0002)-0.0002 $__[0.0012-0.0048]

Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2022 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2022 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$__[0.001-0.005] $(0.0004) $__[0.0002-0.0003] $__[(0.0002)-(0.0001)] $__[0.0012-0.0051]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
		25%		50%		75%		100%
Offered Shares sold		100,000,000		200,000,000		300,000,000		400,000,000
Gross proceeds	$	[100,000-500,000]	$	[200,000-1,000,000]	$	[300,000-1,500,000]	$	[400,000-2,000,000]
Offering expenses		20,000		20,000		20,000		20,000
Net proceeds	$	[80,000-480,000]	$	[180,000-980,000]	$	[280,000-1,480,000]	$	[380,000-1,980,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Prototype Development	$	[50,000-300,000]	$	[100,000-600,000]	$	[150,000-900,000]	$	[200,000-1,200,000]
Software Development		[10.000-60,000]		[25,000-100,000]		[25,000-100,000]		[40,000-200,000]
Safety Testing		[0-20,000]		[5,000-50,000]		[25,000-100,000]		[25,000-150,000]
General and Administrative		[10,000-50,000]		[25,000-115,000]		[40,000-190,000]		[57,500-215,000]
Working Capital		[10,000-50,000]		[25,000-115,000]		[40,000-190,000]		[57,500-215,000]
Total Net Proceeds	$	[80,000-480,000]	$	[180,000-980,000]	$	[280,000-1,480,000]	$	[380,000-1,980,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 400,000,000 Offered Shares on a best-efforts basis, at a fixed price of $[0.001-0.005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Braden Jones. Mr. Jones will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Jones is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Jones:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Jones at: braden@genesis-electronics.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Nevada, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

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Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000,000 shares of common stock, $.001 par value per share; and (b) 1,000,000 shares of preferred stock, $.001 par value per share, of which (1) 1,000 shares are designated Series A Preferred Stock, (2) 500,000 shares are designated Series B Preferred Stock and (3) 20,000 shares are designated Series C Preferred Stock.

As of the date of this Offering Circular, there were (w) 1,723,775,755 shares of our common stock issued and outstanding held by 531 holders of record; (x) 1,000 shares of Series A Preferred Stock were issued and outstanding held by one (1) holder of record; (y) 50,000 shares of Series B Preferred Stock were issued and outstanding held by two holders of record; and (z) 20,000 shares of Series C Preferred Stock were issued and outstanding held by two holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Preferred Stock

Voting Rights. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders.

100% of our Series A Preferred Stock is owned by our Chief Executive Officer, Braden Jones. Due to the superior voting rights of the Series A Preferred Stock, Mr. Jones will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Dividends. The shares of Series A Preferred Stock shall be entitled to no dividends.

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Liquidation Preference. In the event of liquidation, dissolution or winding up of our company, either voluntary or involuntary,

the holder(s) of the Series A Preferred Stock will not be entitled to receive any of the assets of our company.

Conversion Rights. The Series A Preferred Stock has no voting rights.

Series B Preferred Stock

Voting Rights. The Series B Preferred Stock has the following voting rights: with respect to each matter submitted to a vote of our shareholders, each holder of Series B Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder.

Dividends. The shares of Series B Preferred Stock shall be entitled to dividends as may be declared by our Board of Directors.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holder of each outstanding share of the Series B Preferred Stock shall be entitled to receive, out of our assets available for distribution to our shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to Ten Dollars ($10.00) for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of our common stock, and, after such payment, the remaining assets of our company shall be distributed to the holders of common stock.

Conversion Rights. Each share of Series B Preferred Stock is convertible into a number of shares of common stock that is equal to the Share Value, $10.00, divided by the per share Conversion Price, $0.001, or 10,000 shares of common stock; provided, however, that, in no event shall the holder of shares of Series B Preferred Stock be entitled to convert any Series B Preferred Stock, such that, upon conversion, such holder’s ownership of common stock would exceed 4.99% of the then-outstanding shares of common stock.

Series C Preferred Stock

Stated Value. The Series C Preferred Stock has a Stated Value of $100.00 per share.

Voting Rights. The Series C Preferred Stock shall vote on an “as-converted” basis, together with the outstanding shares of our common stock.

Dividends. The Series C Preferred Stock shall be treated pari passu with the our common stock, except that the dividend on each share of Series C Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of our common stock multiplied by the then-applicable Conversion Price.

Conversion Rights. Each share of Series C Preferred Stock is convertible into a number of shares of common stock that is equal to the Stated Value, $100.00, divided by the per share Conversion Price, $0.008, or 12,500 shares of common stock.

Liquidation Preference. Upon any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, payments to the holders of Series C Preferred Stock shall be treated pari passu with our common stock, except that the payment on each share of Series C Preferred Stock shall be an amount equal to $100.00 for each such share of the outstanding Series C Preferred Stock held by such holder, plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of our common stock, and, after such payment, our remaining assets shall be distributed to the holders of our common stock.

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Convertible Promissory Notes

As of September 30, 2022, we had outstanding the notes indicated in the table below.

Date of Note Issuance	Outstanding Balance	Principal Amount at Issuance	Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
04/20/2022	$10,223	$10,000	$223	04/20/2022	Conversion Price: N/A	Altus Advisors, LLC (Brian Kessigner)	Loan
05/23/2022	$514,309	$500,000	$14,309	05/23/2022	Conversion Price: $0.001 per share	Loyal Technologies, LLC (Chad MacKay)	Exchanged for court judgments
08/11/2022	$11,645	$11,550	$95	08/11/2022	Conversion Price: 50% of the 10-day VWAP	Newpath Capital, LLC (Dennis Wynn)	Purchase of Rubold Note
08/17/2022	$9,972	$9,900	$72	08/17/2022	Conversion Price: 50% of the 10-day VWAP	Andrew Van Noy	Purchase of Rubold Note
08/19/2022	$20,000	$20,000	$-0-	08/19/2022	Convertible at fixed price in any future Regulation A offering	Synnestvedt Retirement Trust (Ben Oates)	Loan
08/26/2022	$100,575	$100,000	$575	08/26/2022	Conversion Price: 50% of the 10-day VWAP	South Coastal Investments, LLC (Tru Le)	Purchase of Rubold Note
09/15/2022	$61,853	$61,600	$253	09/15/2022	Conversion Price: 45% of 30-day lowest price	Boot Capital, LLC (Peter Rosten)	Loan

Subsequent to September 30, 2022, we issued a convertible promissory note in connection with our acquisition of Glīd LLC, which is described in the table below.

Date of Note Issuance	Outstanding Balance	Principal Amount at Issuance	Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/25/2022	$2,022,000	$2,000,000	$22,000	10/25/2023	Conversion Price: $.005 per share	Glid LLC (Andrew Van Noy and Braden Jones)	Issued in acquisition of Glid LLC

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, as the transfer agent for our common stock. Empire Stock Transfer’s website is located at: www.empirestock.com. No information found on Empire Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

History

We were incorporated on March 19, 1998, under the name Business Advantage No. 22, Inc. On August 23, 2000, our corporate name changed to IMEGS, Inc.. On July 6, 2004, our corporate name changed to Pricester.com, Inc. On February 24, 2009, our corporate name changed to Genesis Electronics Group, Inc. On June 22, 2017, our corporate name changed to Cacique Mining Inc. On August 9, 2017, our corporate name changed to Genesis Electronic Group Inc. On August 10, 2017, our corporate name changed to Genesis Electronics Group, Inc.

In 2016, 2017 and 2018, the Seventh Judicial Circuit Court of St. Johns, Florida, entered judgement against our company in favor of Michael Lattuca, as follows: on October 19, 2016, in the amount of $128,693.60; on February 14, 2017, in the amount of $5,050.75; and on February 12, 2018, in the amount of $384,399.50. Effective in April 2022, a private investor purchased the outstanding judgment debt held by Michael Lattuca and caused the dissolution of the then-existing court order prohibiting us from issuing shares of capital stock.

Effective October 24, 2022, we acquired Glīd LLC (pronounced Glide). With patent-pending technology, our company, through our Glīd subsidiary, has begun to establish an electric and autonomous trucking company, with the overall goal of reducing operational costs in the trucking industry.

Our principal executive offices are located at 26 South Rio Grande Street, #2072, Salt Lake City, Utah 84101. Our telephone number is 800-579-4364. Our corporate website is located at www.genesis-electronics.com. No information found on our company’s website is part of this Offering Circular.

Overview

With patent-pending technology, our company, through our Glīd subsidiary, has begun to establish an electric and autonomous trucking company, with the overall goal of reducing operational costs in the trucking industry. The Glīd technology enables two specially-made “Glīder” vehicles to move independently and autonomously under an unaltered fully-loaded semi-trailer, connect to both the king pin and rear axle and then lift the trailer. Once the trailer is lifted off the ground, the Glīders, using a uniquely designed wheel system, will be able to enter railroad tracks (via forked rail spurs, asphalt or concrete roads), deploy rail wheels and then transport the semi-trailer and travel at speeds of up to 70-80 mph.

Unlike traditional methods of transporting semi-trailers by stacking them on a rail cars, and then those rail cars sitting in ports for days or weeks sometimes, Glīders will be easily moved from rail to private roads, making connections much easier, cheaper and faster. Each Glīder is able to exit the rails onto a private lot, where a semi-tractor could then pick it up and take it on the final leg of its destination.

The Glīder Solution

With our patent-pending Glīd technology, we intend to be the first technology-driven logistics carrier to deploy fully autonomous electric vehicles on both road and rail.

The Glīders are designed to attach to existing semi-truck trailers (one on the fifth wheel and one on the rear axle) and move them across unpaved terrain, paved roads and railways. Each trailer will be operated by two independently operated Glīders that are powered by lithium batteries and/or hydrogen cells.

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Using the latest in autonomous driving software and technology, each Glīder will be programmed to communicate with each other and work together to optimize battery life (one pushes, the other pulls).

We believe that our Glīder will offer many advantages and value propositions to the market:

•	Safety. Glīders will increase road safety and decrease traffic, by replacing the number of semi-trailers from the road for as much of the cargo’s route as possible.

•	Reduction of Carbon Footprint. As an electric vehicle, each Glīder will reduce the trucking industry’s carbon footprint, by reducing the usage of diesel fuel.

•	Reduction of Labor Turnover. Glīders will help with truck driver shortages by shipping longer stretches of routes by rail, which would allow those drivers to focus on shorter routes, providing them more time at home.

•	Increased Revenue. Glīders will allow both train and trucking companies to create additional revenue streams. This is accomplished by paying rail companies for unused rail time, and paying trucking companies almost the same amount of profit as if they shipped their cargo themselves, yet their truck and driver will be operating somewhere else making money at the same time.

Road to Rail Capabilities. Each Glīder is designed to carry a fully loaded semi-trailer (60,000-80,000 lbs), without any modifications to the trailer, on paved asphalt, cement, gravel or dirt and then transition to the rails by deploying full-sized rail wheels. While Glīd is focused on moving dry van or reefer semi trailers (35-47% of the total semi trailer market), a Glīder will also be able to transport intermodal shipping containers. Once on the rails, our Glīders will be able to travel at train speeds of up to 70-80 Mph.

Power Capabilities. Since, for the foreseeable future, our Glīders will not be permitted travel over the road, their ability to carry weight drastically increases. A fully loaded train car can carry anywhere from 286,000 to 315,000 lbs. Since that is drastically more than a semi-trailer can carry over the road, there is excess capacity to add battery storage on our Glīders without reducing the amount of cargo carriage. In addition, when metal rail wheels hit metal tracks, friction is reduced, which increases the range of our batteries.

Autonomous Capabilities. Each Glīder will be equipped with tested and proven autonomous software and technology that will enable them to connect autonomously to the king pin and rear axle of a semi-trailer and then drive from our private lots and onto the rails, without ever needing a driver. Once on the rails, many of the hurdles over-the-road vehicles face with autonomous software is removed, making operation of our Glīders safer. Glīders will be operated from a central command center where human operators can remotely take over at any given time.

Revenue Model

Our Glīd platform is currently pre-revenue. However, should we obtain adequate capital, including through this offering, we anticipate going to market as our own carrier and managing a fleet of our own Glīder units.

By acting as our own carrier, we plan to charge per mile to ship goods. Because we expect that our operating expenses will be reduced without a driver and without paying for fuel, we anticipate being able to price our transportation services offering under average market bids, thus gaining new business.

There are four main ways we aim to gain new business:

•	Bidding on shipments using industry load boards.

•	Working with brokers that can leverage our technology to stitch together more cost effective solutions for their customers.

•	Working directly with trucking companies to augment their fleet/shipping logistics to enable them to generate more revenue without having to add additional trucks/drivers.

•	Working directly with the customer who is shipping the goods.

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Trucking Industry Problems

Environmental Impact. The trucking industry used 44.6 billion gallons of diesel fuel in 2020 alone. As of 2018, 8.26 gigatons of C02 were emitted by the trucking industry. This fossil fuel usage creates a huge negative impact on our environment.

Traffic Congestion and Safety. A single semi-truck can drive upwards of 100,000 miles a year. That means that about 42% of all miles driven by commercial vehicles are driven by semi-trucks. Data shows 4.4% of all fatal passenger vehicle cases included a large truck. This heavy traffic and congestion is dangerous and increases the wear and tear and subsequent costs on roads and highways.

Labor Shortages. Truck driver shortages have been an issue because drivers are becoming more picky on the jobs they choose that allow them to be home at nights. In addition, diesel costs have increased 40% year over year and drivers haven't been able to pass all those costs on to customers, making operations much more difficult.

Downtime. Delays with parts/repairs puts consistent pressure on trucking companies. Every hour a truck is down for maintenance or repair is lost revenue. Current global supply chain issues have enhanced these complications.

Rail Industry Problems

Loading/Unloading. While shipping via the rails may be cheaper, there are issues with the speed at which rail cars can be loaded and unloaded. When cars need to be switched to other trains depending on the destination, it compounds the length of time and congestion in ports or switchyards.

Equipment. There is oftentimes not enough equipment in rail yards to increase capacity. In addition, it can take anywhere from 12-18 months to receive new rail cars once they are ordered.

Unused Rail Time. Although there are parts of rail lines that experience congestion, often times there is a lot of unused rail time. This results in lost revenue opportunities for rail road companies.

Electric/Autonomous Vehicles Adoption

Electric truck manufacturer sales and user adoption is currently throttled with the lack of charging infrastructure throughout the US. In addition, battery capacity is not yet conducive to long-haul transport which will slow user adoption. Existing carriers have huge fleets of diesel trucks and will slowly convert to electric, which will take years. In addition, Level 5 autonomous driving is complicated and may be years away until federal, state and local governments lift regulations and work together.

Competition

We believe our Glīd platform is a revolutionary way to ship goods and cargo. As with any new technology, user adoption could be slower as the industry gains acceptance for such newer technology.

Providing a solution for existing trucking companies to leverage Glīd to augment their fleet could be significant. By using Glīd, existing trucking companies can focus their fleet and workforce on routes that allow their employees to be home at night, or that are more lucrative. Instead of committing a truck and driver to a long-distance route where their profits are fixed due to DOT operational laws or fuel prices, Glīd allows trucking companies to make almost the same amount of profit on a route (as if they operated their own fleet), while that same truck could then be deployed to earn additional revenue on a different route.

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Railroad companies can also be seen as competition. However, Glīd provides railroad operators an opportunity to earn revenue shipping goods that they may otherwise never have the opportunity to capture because of time or logistical constraints. This allows the railroad operators the ability to generate revenue on unused rail time without clogging up ports or switchyards.

Once level 5 autonomous driving regulations are approved nation-wide, then other technology companies that are building autonomous and electric trucks (such as the Tesla semi-truck) could provide more competition. However, there are advantages to shipping over the rails in many instances as safety concerns reduce and battery life and capacity increases.

Intellectual Property

Our subsidiary, Glīd LLC, owns the technology upon which Glīd is to build the first-of-its kind patent-pending technology, as follows:

Serial No. / Patent No.	Filed / Issued	Title

63/407,041	15-Sep-2022	MULTI-MODAL FREIGHT SYSTEMS
63/333,025	20-Apr-2022	FREIGHT MOVING SYSTEM AND METHOD

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

We lease a small office space which is adequate for our current operations.

Employees

We have one full-time employee, our Chief Executive Officer, Braden Jones. We utilize independent contractors for needed professional and other services.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. The COVID-19 pandemic has, to date, had minimal impact on our operations.

Results of Operations

Nine Months Ended September 30, 2022 (“Interim 2022”) and 2021 (“Interim 2021”). During Interim 2022 and Interim 2021, our business operations generated no revenue. We expect to incur operating losses through all of 2023. Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues, if any.

During Interim 2022, we incurred operating expenses of $240,319 (unaudited), which were comprised of $25,800 (unaudited) in salaries and outside services and $214,519 (unaudited) in general and administrative expenses. In addition, we had $450,000 (unaudited) in other expense and $96, 904 (unaudited) in interest expense, which was offset by $672,366 (unaudited) in gain on extinguishment of debt, resulting in a net loss for Interim 2022 of $114,857 (unaudited).

During Interim 2021, we did not incur any operating expenses, but had $84,793 (unaudited) in interest expense, resulting in a net loss for Interim 2021 of $84,793 (unaudited).

Years Ended December 31, 2021 (“Fiscal 2021”) and 2020 (“Fiscal 2020”). During Fiscal 2021 and 2020, our business operations generated no revenues.

During Fiscal 2021, we incurred operating expenses of $-0- (unaudited), $113,608 (unaudited) in interest expense and a net loss for Fiscal 2021 of $113,608 (unaudited).

During Fiscal 2020, we incurred operating expenses of $-0- (unaudited), $113,920 (unaudited) in interest expense and a net loss for Fiscal 2021 of $113,920 (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we will begin to develop a prototype of our road-to-rail vehicle, develop its associated software and perform safety testing. These efforts will be in furtherance of the following plan of operation.

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With patent-pending technology, our company, through our Glīd subsidiary, has begun to establish an electric and autonomous trucking company, with the overall goal of reducing operational costs in the trucking industry. The Glīd technology enables two specially-made “Glīder” vehicles to move independently and autonomously under an unaltered fully-loaded semi-trailer, connect to both the king pin and rear axle and then lift the trailer. Once the trailer is lifted off the ground, the Glīders, using a uniquely designed wheel system, will be able to enter railroad tracks (via forked rail spurs, asphalt or concrete roads), deploy rail wheels and then transport the semi-trailer and travel at speeds of up to 70-80 mph.

We intend to begin marketing our transportation services, as the development of our prototype achieves operational success. In this regard, the time it will take to achieve such level of implementation cannot be predicted, due to uncertainties associated with our ability to obtain needed funding.

Financial Condition, Liquidity and Capital Resources

September 30, 2022. At September 30, 2022, our company had $39,152 (unaudited) in cash and had a working capital deficit of $591,747 (unaudited), compared to $-0- (unaudited) in cash and a working capital deficit of $1,279,900 (unaudited) at December 31, 2021.

Our company’s current cash position is not adequate for our company to maintain its present level of operations through the remainder of 2022. We must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Convertible Promissory Notes

As of September 30, 2022, we had outstanding the notes indicated in the table below.

Date of Note Issuance	Outstanding Balance	Principal Amount at Issuance	Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
04/20/2022	$10,223	$10,000	$223	04/20/2022	Conversion Price: N/A	Altus Advisors, LLC (Brian Kessigner)	Loan
05/23/2022	$514,309	$500,000	$14,309	05/23/2022	Conversion Price: $0.001 per share	Loyal Technologies, LLC (Chad MacKay)	Exchanged for court judgments
08/11/2022	$11,645	$11,550	$95	08/11/2022	Conversion Price: 50% of the 10-day VWAP	Newpath Capital, LLC (Dennis Wynn)	Purchase of Rubold Note
08/17/2022	$9,972	$9,900	$72	08/17/2022	Conversion Price: 50% of the 10-day VWAP	Andrew Van Noy	Purchase of Rubold Note
08/19/2022	$20,000	$20,000	$-0-	08/19/2022	Convertible at fixed price in any future Regulation A offering	Synnestvedt Retirement Trust (Ben Oates)	Loan
08/26/2022	$100,575	$100,000	$575	08/26/2022	Conversion Price: 50% of the 10-day VWAP	South Coastal Investments, LLC (Tru Le)	Purchase of Rubold Note
09/15/2022	$61,853	$61,600	$253	09/15/2022	Conversion Price: 45% of 30-day lowest price	Boot Capital, LLC (Peter Rosten)	Loan

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Subsequent to September 30, 2022, we issued a convertible promissory note in connection with our acquisition of Glīd LLC, which is described in the table below.

Date of Note Issuance	Outstanding Balance	Principal Amount at Issuance	Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/25/2022	$2,022,000	$2,000,000	$22,000	10/25/2023	Conversion Price: $.005 per share	Glid LLC (Andrew Van Noy and Braden Jones)	Issued in acquisition of Glid LLC

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended December 31, 2021, nor during the nine months ended September 30, 2022. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Braden Jones	40	Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Braden Jones has served as our company as Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director since March 2022. From 2007 to 2010, Mr. Jones was Chief Executive Officer of Topflight Development, Inc., a trucking/logistics company in the logging industry. From April 2010 to May 2011, Mr. Jones was Branch Manager for the State of Montana for Redman Van and Storage Company. While here, Mr. Jones managed all operations, logistics and dispatch operations for the State of Montana. From January 2013 to March 2022, Mr. Jones was Chief Executive Officer of Spike It, LLC, a logistics and transportation company focusing on providing hauling solutions for the oil and gas industry.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2021, our Board of Directors, did not hold a meeting, but took all necessary action by written consent in lieu of a meeting.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Braden Jones, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Jones collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Braden Jones(1) Chief Executive Officer, Acting Chief Financial Officer and Secretary	2021 2020	– –	– –	– –	– –	– –	– –	– –	– –
Nanny Katherina Bahnsen Former Chief Executive Officer	2021 2020	– –	– –	– –	– –	– –	– –	– –	– –

(1)	Mr. Jones did not become our Chief Executive Officer until March 2022.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Braden Jones	7,083,333	43,916,667	–	0.0036	6/21/2025	43,916,667	131,750	–	–

Employment Agreements

We have not entered into employment agreements with either of our executive officers

Outstanding Equity Awards

During the years ended December 31, 2021 and 2020, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. However, the following table does not take into account shares of our common stock that underlie currently convertible portions of convertible debt instruments.

	Share Ownership Before This Offering			Share Ownership After This Offering
	Number of Shares		%	Number of Shares		%	Effective
	Beneficially		Beneficially	Beneficially		Beneficially	Voting
Name of Shareholders	Owned		Owned (1)	Owned		Owned (2)	Power
Common Stock
Executive Officers and Directors
Braden Jones	7,083,000	(3)	*	7,083,333	(3)	*	See Note 4
Officers and directors, as a group (1 person)	7,083,000	(3)	*	7,083,333	(3)	*	and Note 5
5% Owners
David Rumbold	227,000,000		13.17%	227,000,000		10.69%
Class A Preferred Stock (5)
Braden Jones	1,000		100%	1,000		100%
Class B Preferred Stocks (6)
Real Transition Capital, LLC (7)	25,000		50.00%	25,000		50.00%
Diamond Eye Capital, Inc (7)	25,000		50.00%	25,000		50.00%

Class C Preferred Stocks (8)
Braden Jones	10,000		50.00%	10,000		50.00%
Andrew Van Noy	10,000		50.00%	10,000		50.00%

_______________

*	Less than 1%.
(1)	Based on 1,723,775,755 shares outstanding, before this offering.
(2)	Based on 2,123,775,755 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)	None of these shares has been issued, but underlie vested and currently exercisable options.
(4)	All of the outstanding shares of our Series A Preferred Stock are owned by Braden Jones, our Chief Executive Officer. Due to the superior voting rights of the Series A Preferred Stock, Mr. Jones will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(5)	The shares of Series A Preferred Stock have the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. (See Note 4).
(6)	Each share of Series B Preferred Stock is convertible into 1,000 shares of our common stock, at any time. (See “Description of Securities—Series B Preferred Stock—Conversion Rights”).
(7)	Andrew Van Noy is the owner of this entity.
(8)	Each share of Series C Preferred Stock is convertible into 12,500 shares of our common stock, at any time.

Series A Preferred Stock

Currently, there are 1,000 shares of our Series A Preferred Stock issued and outstanding, which shares are owned of record by our Chief Executive Officer, Braden Jones. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders. Mr. Jones will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series A Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Series A Preferred Stock

In March 2022, we issued 1,000 shares of our Series A Preferred Stock to our Chief Executive Officer, Braden Jones, in consideration of his services as Chief Executive Officer. These shares of Series A Preferred Stock were valued at $1,000, in the aggregate. Due to the superior voting rights of the Series A Preferred Stock, Mr. Jones will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities—Series A Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

Glid LLC Acquisition

In October 2022, we acquired Glid, LLC, a company owned 50% by our Chief Executive Officer, Braden Jones, and 50% by Andrew Van Noy, pursuant to a plan and agreement of merger (the “Glid Agreement”). Pursuant to the Glid Agreement, we issued (a) a $2,000,000 principal amount convertible promissory note, which accrues interest at a rate of 10% per annum, is convertible at anytime at a conversion price of $0.005 per share and is due an payable in October 2023; and (b) 20,000 shares of our Series C Convertible Preferred Stock, each share of which has a Stated Value of $100.00, or $2,000,000, in the aggregate, which shares are convertible into a total of 250,000,000 shares of common stock.

Glid LLC owns the technology upon which Glīd is to build the first-of-its kind patent-pending technology, as follows:

Serial No. / Patent No.	Filed / Issued	Title

63/407,041	15-Sep-2022	MULTI-MODAL FREIGHT SYSTEMS
63/333,025	20-Apr-2022	FREIGHT MOVING SYSTEM AND METHOD

At the time of the acquisition of Glid LLC, its only assets were the intellectual property rights described above, and Glid LLC had no business operations.

Our Board of Directors did not employ any standard valuation methods in determining the amount of consideration paid by us in the acquisition of Glid LLC.

License Agreement

In October 2022, our now-subsidiary, Glid LLC, entered into a license agreement (the “License Agreement”) with AVBJ, LLC, a company owned 50% by our Chief Executive Officer, Braden Jones, and 50% by Andrew Van Noy, relating to the intellectual property embodied in the patent applications related to the Glīd plan of business. The License Agreement requires Glid LLC to pay a royalty to AVBJ, LLC equal to 3% of gross revenues derived from the intellectual property that is the subject of the License Agreement. The initial term of the License Agreement expires December 31, 2025, and automatically renews for successive one-year terms; provided, however, if the royalty paid to AVBJ, LLC under the License Agreement does not aggregate a minimum of $25,000 by the end of the initial term, AVBJ, LLC may, at its option, terminate the License Agreement or convert the licenses and rights granted to from exclusive to non-exclusive.

Convertible Promissory Note

In connection with the acquisition of Glid LLC, we issued a convertible promissory note to Glid LLC, an entity in which our Chief Executive Officer, Braden Jones, is a principal. This convertible promissory note has a $2,000,000 principal amount, accrues interest at a rate of 10% per annum, is convertible at anytime at a conversion price of $0.005 per share and is due and payable in October 2023.

31

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

32

F-1

Genesis Electronics Group, Inc.

Consolidated Balance Sheet

(Unaudited)

	September 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash	$39,152	$–
Trade and other receivables	–	–
Prepaid expenses	–	–
TOTAL CURRENT ASSETS	39,152	–

OTHER ASSETS
Goodwill and intangible assets	–	–
TOTAL OTHER ASSETS	–	–

TOTAL ASSETS	$39,152	$–

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$573	$–
Notes payable	630,326	2,092,539
Accrued liabilities	–	–
TOTAL CURRENT LIABILITIES	630,899	2,092,539

NONCURRENT LIABILITIES
Notes payable	–	–
TOTAL NONCURRENT LIABILITIES	–	–

TOTAL LIABILITIES	630,899	2,092,539

SHAREHOLDERS' (DEFICIT)
Preferred stock, $0.001 par value; 1,000,000 authorized
Series A, 1,000 authorized and 1,000 and zero outstanding, respectively.	1	–
Series B, 500,000 authorized and 500,000 and zero outstanding, respectively.	50	–
Common stock, $0.001 par value; 5,000,000,000 authorized shares; 1,652,282,011 and 1,289,962,921 shares issued and outstanding, respectively	1,652,282	1,289,963
Additional paid in capital	10,501,490	9,248,211
Accumulated deficit	(12,745,570)	(12,630,713)
TOTAL SHAREHOLDERS' (DEFICIT)	(591,747)	(2,092,539)

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	$39,152	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Genesis Electronics Group, Inc.

Consolidated Income Statement

(Unaudited)

	Three Months Ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

REVENUE	$–	$–	$–	$–

COST OF REVENUE	–	–	–	–
Gross Profit	–	–	–	–

OPERATING EXPENSES
Salaries and outside services	25,800	–	25,800	–
Selling, general and administrative expenses	206,161	–	214,519	–
Depreciation and amortization	–	–	–	–
TOTAL OPERATING EXPENSES	231,961	–	240,319	–

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(231,961)	–	(240,319)	–

OTHER INCOME (EXPENSE)
Other expense	–	–	(450,000)	–
Gain on extinguishment of debt	415,165	–	672,366	–
Interest expense	(42,713)	(28,636)	(96,904)	(84,973)
TOTAL OTHER INCOME (EXPENSE)	372,452	(28,636)	125,462	(84,973)

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	140,491	(28,636)	(114,857)	(84,973)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–	–	–

NET INCOME/(LOSS)	140,491	(28,636)	(114,857)	(84,973)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$140,491	$(28,636)	$(114,857)	$(84,973)

NET LOSS PER SHARE
BASIC	0.00	(0.00)	(0.00)	(0.00)
DILUTED	0.00	(0.00)	(0.00)	(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC	1,746,985,308	1,289,962,921	1,609,882,563	1,289,962,921
DILUTED	1,746,985,308	1,289,962,921	1,609,882,563	1,289,962,921

The accompanying notes are an integral part of these consolidated statements.

F-3

Genesis Electronics Group, Inc.

Consolidated Statement of Stockholders' (Deficit)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Nine months ended September 30, 2021

Balance, December 31, 2020	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,517,105)	$(900,152)

Net loss	–	–	–	–	–	(28,013)	(28,013)

Balance, March 31, 2021	–	–	1,289,962,921	1,289,963	9,248,211	(12,545,118)	(2,006,944)

Net loss	–	–	–	–	–	(28,324)	(28,324)

Balance, June 30, 2021	–	–	1,289,962,921	1,289,963	9,248,211	(12,573,442)	(2,035,268)

Net loss	–	–	–	–	–	(28,636)	(28,636)

Balance, September 30, 2021	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,602,078)	$(2,063,904)

	Nine months ended September 30, 2022

Balance, December 31, 2021	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,630,713)	$(2,092,539)

Stock issuance - Series A Preferred	1,000	1	–	–	(1)	–	–
Net loss	–	–	–	–	–	(28,013)	(28,013)

Balance, March 31, 2022	1,000	1	1,289,962,921	1,289,963	9,248,210	(12,658,726)	(2,120,552)
							–
Share issuance	–	–	250,000,000	250,000	(250,000)	–	–
Share issuance	–	–	250,000,000	250,000	(250,000)	–	–
Beneficial Conversion Feature	–	–	–	–	450,000	–	450,000
Conversion from debt	–	–	89,319,090	89,319	8,932	–	98,251
Net loss	–	–	–	–	–	(227,335)	(227,335)

Balance, June 30, 2022	1,000	1	1,879,282,011	1,879,282	9,207,142	(12,886,061)	(1,799,636)

Exchange of common for Series B Preferred	50,000	50	(500,000,000)	(500,000)	499,950	–	–
Share issuance			46,000,000	46,000	115,000		161,000
Debt-Equity exchange			222,000,000	222,000	555,000		777,000
Debt-Equity exchange			5,000,000	5,000	82,500		87,500
Stock option expense					41,898		41,898
Net loss	–	–	–	–	–	140,491	140,491

Balance, September 30, 2022	51,000	$51	1,652,282,011	$1,652,282	$10,501,490	$(12,745,570)	$(591,747)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Genesis Electronics Group, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Nine months ended
	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net gain (loss) from continued operations	$(114,857)	$(84,973)
Adjustment to reconcile net loss to net cash
Non-Cash Compensation Expense	41,898	–
Non-Cash Service Expense	161,000	–
Gain on settlement of debt	(672,366)	–
Amortization of beneficial conversion feature	450,000	–
Change in assets and liabilities:
(Increase) Decrease in:
Accounts payable	573	–
Notes payable	86,904	84,973
NET CASH USED IN OPERATING ACTIVITIES	(46,848)	–

CASH FLOWS FROM INVESTING ACTIVITIES:
Nothing to report	–	–
NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of promissory notes	30,000	–
Proceeds from issuance of convertible notes	56,000	–
Issuance of Series B Preferred	–	–
Issuance of Series C Preferred	–	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	86,000	–

NET INCREASE / (DECREASE) IN CASH	39,152	–

CASH, BEGINNING OF PERIOD	–	–

CASH, END OF PERIOD	$39,152	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

Non-cash financing activities:
Issuance of Series A Preferred stock	$1	$–
Issuance of Series B Preferred stock	$500,000	$–
Issuance of shares of common stock	250,000	$–
Issuance of shares of common stock	250,000	$–
Beneficial Conversion Feature	450,000	$–
Conversion of convertible debt for equity	98,251	$–
Exchange debt for equity	864,500	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GENESIS ELECTRONICS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

September 30, 2022

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

Genesis Electronics Group, Inc., formerly Pricester.com, Inc., was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. Pursuant to Articles of Amendment filed on February 24, 2009, the name of the registrant was changed to Genesis Electronics Group, Inc.

On February 11, 2005, Pricester.Com (the "Company") merged into Pricester.com, Inc, ("BA22") a public non-reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc). BA22 acquired 100% of the Company's outstanding common stock by issuing one share of its common stock for each share of the Company's then outstanding common stock of 21,262,250 shares. The acquisition was treated as a recapitalization for accounting purposes.

Through December 31, 2005, the Company was a developmental stage e- commerce company. The Company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

In May 2008, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from 50,000,000 to 300,000,000 shares of common stock at $0.001 par value.

On May 22, 2008, the Company completed a share exchange with Genesis Electronics, Inc., a Delaware corporation ("Genesis") which is described below.

The share exchange was accounted for as a purchase method acquisition pursuant to FASB ASC 805 "Business Combinations". Accordingly, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. The Company was the acquirer for accounting purposes and Genesis was the acquired company.

Genesis was originally formed in Delaware on October 22, 2001 and is engaged in the development of solar and alternative energy applications for consumer devices such as mobile phones.

In November 2008, the Company obtained through a vote of majority of its shareholders the approval to change the Company's name to Genesis Electronics Group, Inc. In February 2009, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada. The Company changed its name to Genesis Electronics Group, Inc.

On May 22, 2008, the Company entered into an Agreement and Plan of Share Exchange (the "Acquisition Agreement") by and among the Company, Genesis Electronics, Inc. ("Genesis") and the Genesis Stockholders.

Upon closing of the merger transaction contemplated under the Acquisition Agreement (the "Acquisition"), on May 22, 2008, the Company acquired all of the outstanding common shares of Genesis and Genesis became a wholly-owned subsidiary of the Company.

The Company was the acquirer for accounting purposes and Genesis was the acquired company. Accordingly, the Company applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the Subsidiary, Genesis Electronics, Inc. For additional disclosures of the Company see Note 12 “Subsequent Events”.

F-6

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  As of September 30, 2022, the Company had few assets, liabilities, and no revenue, and has historically reported net losses, and no operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. The Company has obtained funds from its lenders and investors since its inception through September 30, 2022. It is management’s plan to generate additional working capital from increasing sales from the Company’s service offerings, in addition to acquiring profitable companies.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Genesis is presented to assist in understanding the Company’s Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers’ financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at September 30, 2022 and December 31, 2021 were both zero.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2022, the Company had a cash balance of $39,152.

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

F-7

Since the Company had no depreciable assets, depreciation expense was zero for the nine months ended September 30, 2022.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of September 30, 2022, and December 31, 2021 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the nine months ended September 30, 2022.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the nine months ended September 30, 2022.

Fair value of financial instruments

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable

Stock-Based Compensation

The Company addressed the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The transactions are accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest.  Stock-based compensation expense recognized in the consolidated statement of operations during the nine months ended September 30, 2022, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of September 30, 2022 based on the grant date fair value estimated.  Stock-based compensation expense recognized in the consolidated statement of operations for the nine months ended September 30, 2022 is based on awards ultimately expected to vest or has been reduced for estimated forfeitures.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The stock-based compensation expense recognized in the consolidated statements of operations during the nine months ended September 30, 2022 and 2021 were $41,898 and zero, respectively.

F-8

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the nine months ended September 30, 2022, the Company has excluded 404,900,000 shares that are convertible into shares of common stock from convertible debt.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the nine months ended September 30, 2022, and no pronouncements were adopted during the period.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

F-9

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the nine months ended September 30, 2022, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

Nine Months Ended
September 30, 2022

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision:
Federal
Loss carryforwards	$–
Change in valuation allowance	$–
Total deferred tax provision	$–

3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

F-10

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company will evaluate the performance obligations as revenue recognition materializes.

4.	LIQUIDITY AND OPERATIONS

The Company had a net loss of $114,857 for the nine months ended September 30, 2022, and net cash used in operating activities of $46,848.

As of September 30, 2022, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	INTANGIBLE ASSETS

As of September 30, 2022, the Company had no goodwill or intangible assets.

6.	CAPITAL STOCK

At September 30, 2022 and December 31, 2021, the Company’s authorized stock consists of 5,000,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value of $0.001 per share.  The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. The conversion of certain outstanding preferred stock could have a significant impact on our common stockholders.

Common Stock

As of September 30, 2022, there were 1,652,282,011 shares of common stock outstanding.

Preferred Stock

On March 22, 2022, the Company created 1,000 shares of Series A Preferred stock and issued the shares to Braden Jones, the current CEO. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to fifty one percent (51%) of the total voting power of the Company’s common shareholders. The Series A Preferred stock is not convertible into shares of common stock. As of September 30, 2022, there were 1,000 shares of Series A Preferred stock outstanding.

On September 8, 2022, the Company created 500,000 shares of Series B Preferred stock with a face value of $10 per share, and issued 50,000 shares to investors in exchange for 500,000,000 shares of common stock. The Series B Preferred stock has no voting rights but is convertible into common stock at a conversion price of $0.001 per share. As of September 30, 2022, there were 50,000 shares of Series B Preferred stock outstanding.

F-11

7.	STOCK OPTIONS AND WARRANTS

Stock Options

On June 20, 2022, we granted non-qualified stock options to purchase up to 21,000,000 shares of our common stock to a key advisor, at a price of $0.0041 per share.  The stock options vest equally over a period of 24 months and expire June 20, 2025. These options may be exercised on a cashless basis, resulting in no cash payment to the company upon exercise. If the optionee exercises on a cashless basis, then the above water value (difference between the option price and the fair market price at the time of exercise) is used to purchase shares of common stock. Under this method, the number of shares of common stock issued will be less than the number of options exercised. As of September 30, 2022, 2,934,247 options were vested on the June 20, 2022 offering and fully exercisable at anytime after June 20, 2023.

On June 21, 2022, we granted non-qualified stock options to purchase up to 51,000,000 shares of our common stock to a key employee, at a price of $0.0036 per share.  The stock options vest equally over a period of 36 months and expire June 21, 2025. These options may be exercised on a cashless basis, resulting in no cash payment to the company upon exercise. If the optionee exercises on a cashless basis, then the above water value (difference between the option price and the fair market price at the time of exercise) is used to purchase shares of common stock. Under this method, the number of shares of common stock issued will be less than the number of options exercised. As of September 30, 2022, 3,143,836 options were vested on the August 16, 2022 offering and fully exercisable at anytime after August 16, 2023.

The fair value of options granted during the nine months ending September 30, 2022 and 2021, were determined using the Black Scholes method with the following assumptions:

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Risk free interest rate	6.0%	N/A
Stock volatility factor	200%	N/A
Weighted average expected option life	3 years	N/A
Expected dividend yield	0%	N/A

F-12

A summary of the Company’s stock option activity and related information follows:

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding - beginning of year	–	$–	–	$–
Granted	123,000,000	0.004	–	–
Exercised	–	–	–	–
Forfeited	–	–	–	–
Outstanding - end of period	123,000,000	$0.004	–	$–
Exercisable at the end of period	–	$–	–	$–
Weighted average fair value of options granted during the year		$489,000		$–

As of September 30, 2022, and December 31, 2021, the intrinsic value of the stock options was approximately zero and zero, respectively.  Stock option expense for the nine months ended September 30, 2022, and 2021 were $41,898 and zero, respectively.

The Black Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted average remaining contractual life of options outstanding, as of September 30, 2022 was as follows:

Exercise prices	Number of options outstanding	Weighted Average remaining contractual life (years)
$0.0043	51,000,000	2.88
$0.0041	21,000,000	2.72
$0.0036	51,000,000	2.73
	123,000,000

Warrants

As of September 30, 2022, there were no warrants issued or outstanding.

8.	RELATED PARTIES

None noted

9.	CONCENTRATIONS

None noted

F-13

10.	COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company discloses material contingencies deemed to be reasonably possible and accrues loss contingencies when, in consultation with legal advisors, the Company concludes that a loss is probable and reasonably estimable. The ability to predict the ultimate outcome of such matters involves judgments, estimates and inherent uncertainties. The actual outcome of such matters could differ materially from management’s estimates. Computation of Net Income (Loss) Per Common Share. The Company calculates income/loss per share in accordance with FASB ASC topic 260, Earnings Per Share. Basic income/loss per share is computed by dividing the net income/loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted income/loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

On October 19, 2016 Michael L. Lattuca obtained a Final Judgment against the Company for failure to pay wages due and owing, in the amount of $128,693.60 plus interest of $71,997.90. On February 14, 2017, Mr. Lattuca obtained a Supplemental Final Judgment against the Company for costs associated with bringing the underlying wage claim in the amount of $5,050.75 plus interest of $2,662.37. On February 9, 2018, Michael L. Lattuca obtained a judgement against the Company in the amount of $384,399.50 which bears interest at a rate of 10% annually. The prior CEO of the Company Katharina Nanny Bahnsen was able to negotiate a settlement with Michael L Lattucca for the judgment that would be paid in 2022. On March 21, 2022, a private investor, Loyal Technologies, LLC, working in conjunction with the Company, purchased the outstanding judgement held by Mr. Lattuca, and received a court order that dissolved the previous court order. Loyal Technologies, LLC is now the holder of the court Judgement’s listed above and exchanged the outstanding balance under the court orders for a new convertible note in the amount of $500,000, effective May 23, 2022. The details of this note are included in footnote 11.

11.	NOTES, CONVERTIBLE NOTES

Convertible Notes

On June 19, 2015, the Company entered into a convertible note with Dave Rumbold, in the principal amount of $515,000. The note bore interest at a rate of 6% annually and was convertible into common stock of the Company at a conversion rate of 50% of 10 day VWAP. On September 30, 2022, Mr. Rumbold exchanged the outstanding balance of $515,000 principal plus $225,189 accrued interest for 134,680,462 shares of common stock. The company recognized a gain on the exchange of $268,807. As of September 30, 2022, the balance on the June 19, 2015 note was zero.

F-14

On December 31, 2017, the Company entered into a convertible note with Dave Rumbold, in the principal amount of $514,900. The note bore interest at a rate of 6% annually and was convertible into common stock of the Company at a conversion rate of 50% of 10 day VWAP. On August 11, 2022, an investor purchased a portion of this note amounting to $11,550 of principal. On August 17, 2022, an investor purchased a portion of this note amounting to $9,900 of principal. On August 26, 2022, an investor purchased a portion of this note amounting to $100,000 of principal. On August 31, 2022, Mr. Rumbold exchanged $20,000 of principal for 5,000,000 shares of common stock. On September 30, 2022, Mr. Rumbold exchanged the outstanding balance of $373,450 principal plus $112,149 accrued interest for 87,319,538 shares of common stock. The company recognized a gain on the exchange of $179,981. As of September 30, 2022, the balance on the December 31, 2017 note was $124,029, which includes $2,579 of accrued interest.

On May 23, 2022, the Company entered into a convertible note with an investor, who obtained possession of the court judgements from the Michael Lattuca debts. At the time of the issuance of the May 23, 2022 Note, the outstanding balance due on the three judgements was $757,201, which included $239,057 in accrued interest. The amount of the May 23, 2022 Note was $500,000 and is convertible into common stock at any time at a rate of $0.001 per share. On June 15, 2022, the holder converted $98,251 of principle on the May 23, 2022 Note, resulting in the Company issuing 89,319,090 shares of common stock. As of September 30, 2022, the balance due on the May 23, 2022 Note was $416,058, which included $14,309 in accrued interest.

On September 15, 2022, the company entered into a convertible note with an investor in the amount of $61,600, which included an initial discount of $5,600, netting the Company $56,000. The September 15, 2022 note is convertible into common stock at any time 180 days after the effective date based on a 45% discount off the lowest traded price during the 30 days prior to conversion. The September 15, 2022 note matures on September 15, 2023 and accrued interest at a rate of 10% per year. As of September 30, 2022, the balance of the September 15, 2022 note was $61,853, which included $253 of accrued interest.

Notes Payable

On April 20, 2022, the Company entered into a promissory note with an investor in the amount of $10,000. The note accrues interest at a rate of 5% annually, matures on April 20, 2023, and is not convertible into common stock. At the time of the issuance of the April 20, 2022 note, the Company received $10,000 to fund operations. The balance on the April 20, 2022 note as of September 30, 2022 was $10,223, which included $223 of accrued interest.

On August 19, 2022, the Company entered into a promissory note with an investor in the amount of $20,000. The August 19, 2022 note included an original issuance discount of $10,000, which netted the Company $10,000 at the time of issuance. No additional interest accrues on this note, the note is not convertible to common stock, and matures on August 19, 2023. The balance on the August 19, 2022 note as of September 30, 2022 was $10,223, which included $223 of accrued interest.

On September 15, 2022, the Company entered into a convertible promissory note with an investor in the amount of $61,600. The Note accrues at a rate of 10% annually, matures on September 15, 2023, and is convertible into common stock. The conversion is 45% of the lowest price over a 30 day look back.

As of September 30, 2022, The Company has outstanding notes (convertible and promissory) of $630,326, which includes $15,527 of accumulated interest.

11.	SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the nine months ended September 30, 2022, there were the following non-cash activities:

•	The Company issued 1,000 shares of Series A Preferred stock to the current CEO of the Company, Braden Jones.

•	The Company issued 500,000,000 shares of common stock to investors, which were exchanged for 50,000 shares of Series B Preferred stock.

•	The Company issued 89,319,090 shares of common stock to an investor as a result of a debt conversion.

•	An investor exchanged $864,500 worth of principal and interest for 222,000,000 shares of common stock.

•	Upon issuance of the May 23, 2022 Note, the Company recognized a beneficial conversion feature, in the amount of $450,000, which was amortized during the period.

During the nine months ended September 30, 2021, there were no non-cash activities.

F-15

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that the following subsequent events are reportable:

•	On October 21, 2022, the holder of the May 23, 2022 note converted $78,643 of principle on the May 23, 2022 Note, resulting in the Company issuing 71,493,744 shares of common stock.

•	On October 24, 2022, we granted non-qualified stock options to purchase up to 20,000,000 shares of our common stock to a key advisor, at a price of $0.0066 per share. The stock options vest equally over a period of 24 months and expire October 24, 2025. These options may be exercised on a cashless basis, resulting in no cash payment to the company upon exercise. If the optionee exercises on a cashless basis, then the above water value (difference between the option price and the fair market price at the time of exercise) is used to purchase shares of common stock. Under this method, the number of shares of common stock issued will be less than the number of options exercised.

•	On October 25, 2022, the Company designated a new series of preferred stock as Series C Preferred. According to the terms of the certificate of designation, 20,000 shares were established with a face value of $100.00 per share and have conversion rights at a price of $0.008 per share, as well as voting rights as if converted. The Company issued 10,000 shares to Andrew Van Noy and 10,000 shares to Braden Jones.

•	On October 25, 2022, the Company entered into a Plan and Agreement of Merger, as well as a Convertible Promissory Note, for the merger with Glid, LLC (“Glid”, “Target”). The merger was facilitated through a section 368 reorganization, in which the Company created a subsidiary (Glid Acquisition Corp, a Nevada corporation, “Merger Sub”). Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease, and Target shall continue as the surviving corporation, in accordance with the applicable provisions of the Nevada Revised Statutes and Utah Code (the “Utah Law”). The Target, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Company.” The Company paid a $4,000,000 purchase price for Glid in the form of a $2,000,000 convertible note, which accrued interest at a rate of 10% annually and matures on October 25, 2023, and 20,000 shares of Series C Convertible Preferred stock, with a face value of $2,000,000. The note is convertible at a fixed rate of $0.005 per share and the Series C Preferred stock is convertible at a rate of $0.008 per share. At the time of the merger, Glid had a patent pending, related to certain autonomous trucking technology. The existing Company management and board of directors will assume the leadership of Glid. Due to these factors, we will record this merger as the Company being the acquirer and Glid being the acquiree. Aside from the pending patent, Glid does not have any other asset or liabilities.

F-16

Genesis Electronics Group, Inc.

Consolidated Balance Sheet

unaudited

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$–	$–
Trade and other receivables	–	–
Prepaid expenses	–	–
TOTAL CURRENT ASSETS	–	–

OTHER ASSETS
Other assets	–	–
TOTAL OTHER ASSETS	–	–

TOTAL ASSETS	$–	$–

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$–	$–
Notes payable	2,092,539	1,978,931
Accrued liabilities	–	–
TOTAL CURRENT LIABILITIES	2,092,539	1,978,931

NONCURRENT LIABILITIES
Other noncurrent liabilities	–	–
TOTAL NONCURRENT LIABILITIES	–	–

TOTAL LIABILITIES	2,092,539	1,978,931

SHAREHOLDERS' (DEFICIT)
Common stock, $0.001 par value; 5,000,000,000 authorized shares; 1,289,962,921 and 1,289,962,921 shares issued and outstanding, respectively	1,289,963	1,289,963
Additional paid in capital	9,248,211	9,248,211
Accumulated deficit	(12,630,713)	(12,517,105)
TOTAL SHAREHOLDERS' (DEFICIT)	(2,092,539)	(1,978,931)

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Genesis Electronics Group, Inc.

Consolidated Income Statement

(Unaudited)

	Year Ended
	December 31, 2021	December 31, 2020

REVENUE	$–	$–

COST OF REVENUE	–	–
Gross Profit	–	–

OPERATING EXPENSES
Salaries and outside services	–	–
Selling, general and administrative expenses	–	–
Depreciation and amortization	–	–
TOTAL OPERATING EXPENSES	–	–

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	–	–

OTHER INCOME (EXPENSE)
Other expense	–	–
Gain on extinguishment of debt	–	–
Interest expense	(113,608)	(113,920)
TOTAL OTHER INCOME (EXPENSE)	(113,608)	(113,920)

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(113,608)	(113,920)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–

NET INCOME/(LOSS)	(113,608)	(113,920)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(113,608)	$(113,920)

NET LOSS PER SHARE
BASIC	$(0.00)	(0.00)
DILUTED	$(0.00)	(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC	1,289,962,921	1,289,962,921
DILUTED	1,289,962,921	1,289,962,921

The accompanying notes are an integral part of these consolidated statements.

F-18

Genesis Electronics Group, Inc.

Consolidated Statement of Stockholders' (Deficit)

(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Year ended December 31, 2020

Balance, December 31, 2019	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,403,185)	$(1,865,011)

Net loss	–	–	–	–	–	(28,324)	(28,324)

Balance, March 31, 2020	–	–	1,289,962,921	1,289,963	9,248,211	(12,431,509)	(1,893,335)

Net loss	–	–	–	–	–	(28,324)	(28,324)

Balance, June 30, 2020	–	–	1,289,962,921	1,289,963	9,248,211	(12,459,833)	(1,921,659)

Net loss	–	–	–	–	–	(28,636)	(28,636)

Balance, September 30, 2020	–	–	1,289,962,921	1,289,963	9,248,211	(12,488,469)	(1,950,295)

Net loss	–	–	–	–	–	(28,636)	(28,636)

Balance, December 31, 2020	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,517,105)	$(1,978,931)

	Year ended December 31, 2021

Balance, December 31, 2020	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,517,105)	$(900,152)

Net loss	–	–	–	–	–	(28,013)	(28,013)

Balance, March 31, 2021	–	–	1,289,962,921	1,289,963	9,248,211	(12,545,118)	(2,006,944)

Net loss	–	–	–	–	–	(28,324)	(28,324)

Balance, June 30, 2021	–	–	1,289,962,921	1,289,963	9,248,211	(12,573,442)	(2,035,268)

Net loss	–	–	–	–	–	(28,636)	(28,636)

Balance, September 30, 2021	–	–	1,289,962,921	1,289,963	9,248,211	(12,602,078)	(2,063,904)

Net loss	–	–	–	–	–	(28,635)	(28,635)

Balance, December 31, 2021	–	$–	1,289,962,921	$1,289,963	$9,248,211	$(12,630,713)	$(2,092,539)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Genesis Electronics Group, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

Year Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net gain (loss) from continued operations	$(113,608)	$(113,920)
Adjustment to reconcile net loss to net cash (used in) operating activities
Non-Cash Compensation Expense	–	–
Non-Cash Service Expense	–	–
Gain on settlement of debt	–	–
Amortization of beneficial conversion feature	–	–
Change in assets and liabilities:
(Increase) Decrease in:
Accounts payable	–	–
Notes payable	113,608	113,920
NET CASH USED IN OPERATING ACTIVITIES	–	–

CASH FLOWS FROM INVESTING ACTIVITIES:
Nothing to report	–	–
NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of promissory notes	–	–
Proceeds from issuance of convertible notes	–	–
Issuance of Series B Preferred	–	–
Issuance of Series C Preferred	–	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	–	–

NET INCREASE / (DECREASE) IN CASH	–	–

CASH, BEGINNING OF PERIOD	–	–

CASH, END OF PERIOD	$–	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

Non-cash financing activities:
None	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-20

GENESIS ELECTRONICS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

December 31, 2021

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

Genesis Electronics Group, Inc., formerly Pricester.com, Inc., was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. Pursuant to Articles of Amendment filed on February 24, 2009, the name of the registrant was changed to Genesis Electronics Group, Inc.

On February 11, 2005, Pricester.Com (the "Company") merged into Pricester.com, Inc, ("BA22") a public non-reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc). BA22 acquired 100% of the Company's outstanding common stock by issuing one share of its common stock for each share of the Company's then outstanding common stock of 21,262,250 shares. The acquisition was treated as a recapitalization for accounting purposes.

Through December 31, 2005, the Company was a developmental stage e-commerce company. The Company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

In May 2008, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from 50,000,000 to 300,000,000 shares of common stock at $0.001 par value.

On May 22, 2008, the Company completed a share exchange with Genesis Electronics, Inc., a Delaware corporation ("Genesis") which is described below.

The share exchange was accounted for as a purchase method acquisition pursuant to FASB ASC 805 "Business Combinations". Accordingly, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. The Company was the acquirer for accounting purposes and Genesis was the acquired company.

Genesis was originally formed in Delaware on October 22, 2001 and is engaged in the development of solar and alternative energy applications for consumer devices such as mobile phones.

In November 2008, the Company obtained through a vote of majority of its shareholders the approval to change the Company's name to Genesis Electronics Group, Inc. In February 2009, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada. The Company changed its name to Genesis Electronics Group, Inc.

On May 22, 2008, the Company entered into an Agreement and Plan of Share Exchange (the "Acquisition Agreement") by and among the Company, Genesis Electronics, Inc. ("Genesis") and the Genesis Stockholders.

F-21

Upon closing of the merger transaction contemplated under the Acquisition Agreement (the "Acquisition"), on May 22, 2008, the Company acquired all of the outstanding common shares of Genesis and Genesis became a wholly-owned subsidiary of the Company.

The Company was the acquirer for accounting purposes and Genesis was the acquired company. Accordingly, the Company applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the Subsidiary, Genesis Electronics, Inc. For additional disclosures of the Company see Note 12 “Subsequent Events”.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As of December 31, 2021, the Company had few assets, liabilities, and no revenue, and has historically reported net losses, and no operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. The Company has obtained funds from its lenders and investors since its inception through December 31, 2021. It is management’s plan to generate additional working capital from increasing sales from the Company’s service offerings, in addition to acquiring profitable companies.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Genesis is presented to assist in understanding the Company’s Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers’ financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at December 31, 2021 and December 31, 2020 were both zero.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

F-22

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2021, the Company had a cash balance of zero.

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

Since the Company had no depreciable assets, depreciation expense was zero for the year ended December 31, 2021.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of December 31, 2021, and December 31, 2020 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the year ended December 31, 2021.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the year ended December 31, 2021.

Fair value of financial instruments

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

F-23

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable

Stock-Based Compensation

The Company addressed the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The transactions are accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the year ended December 31, 2021, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of December 31, 2021 based on the grant date fair value estimated.  Stock-based compensation expense recognized in the consolidated statement of operations for the year ended December 31, 2021 is based on awards ultimately expected to vest or has been reduced for estimated forfeitures.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The stock-based compensation expense recognized in the consolidated statements of operations during the year ended December 31, 2021 and 2020 were zero and zero, respectively.

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the year ended December 31, 2021, the Company did not exclude any shares that are convertible into shares of common stock from convertible debt.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the year ended December 31, 2021, and no pronouncements were adopted during the period.

F-24

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the year ended December 31, 2021, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

Year ended
December 31, 2021

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision:
Federal
Loss carryforwards	$(341,136)
Change in valuation allowance	$341,136
Total deferred tax provision	$–

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3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company will evaluate the performance obligations as revenue recognition materializes.

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4.	LIQUIDITY AND OPERATIONS

The Company had a net loss of $113,608 for the year ended December 31, 2021, and net cash used in operating activities of zero.

As of December 31, 2021, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	INTANGIBLE ASSETS

As of December 31, 2021, the Company had no goodwill or intangible assets.

6.	CAPITAL STOCK

At December 31, 2021 and December 31, 2021, the Company’s authorized stock consists of 5,000,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value of $0.001 per share.  The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. The conversion of certain outstanding preferred stock could have a significant impact on our common stockholders.

Common Stock

As of December 31, 2021, there were 1,289,962,921 shares of common stock outstanding.

Preferred Stock

None

7.	STOCK OPTIONS AND WARRANTS

Stock Options

None

Warrants

None

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8.	RELATED PARTIES

None noted

9.	CONCENTRATIONS

None noted

10.	COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company discloses material contingencies deemed to be reasonably possible and accrues loss contingencies when, in consultation with legal advisors, the Company concludes that a loss is probable and reasonably estimable. The ability to predict the ultimate outcome of such matters involves judgments, estimates and inherent uncertainties. The actual outcome of such matters could differ materially from management’s estimates. Computation of Net Income (Loss) Per Common Share. The Company calculates income/loss per share in accordance with FASB ASC topic 260, Earnings Per Share. Basic income/loss per share is computed by dividing the net income/loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted income/loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

On October 19, 2016 Michael L. Lattuca obtained a Final Judgment against the Company for failure to pay wages due and owing, in the amount of $128,693.60 plus interest of $71,997.90. On February 14, 2017, Mr. Lattuca obtained a Supplemental Final Judgment against the Company for costs associated with bringing the underlying wage claim in the amount of $5,050.75 plus interest of $2,662.37. On February 9, 2018, Michael L. Lattuca obtained a judgement against the Company in the amount of $384,399.50 which bears interest at a rate of 10% annually. The prior CEO of the Company Katharina Nanny Bahnsen was able to negotiate a settlement with Michael L Lattucca for the judgment that would be paid in 2022.

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11.	NOTES, CONVERTIBLE NOTES

Convertible Notes

On June 19, 2015, the Company entered into a convertible note with Dave Rumbold, in the principal amount of $515,000. The note bore interest at a rate of 6% annually and was convertible into common stock of the Company at a conversion rate of 50% of 10 day VWAP. As of December 31, 2021, the amount due on this note was $717,077. For the year ended December 31, 2021, the Company included $30,900 of interest expense.

On December 31, 2017, the Company entered into a convertible note with Dave Rumbold, in the principal amount of $514,900. The note bore interest at a rate of 6% annually and was convertible into common stock of the Company at a conversion rate of 50% of 10 day VWAP. As of December 31, 2021, the amount due on this note was $638,561. For the year ended December 31, 2021, the Company included $30,894 of interest expense.

Notes Payable

On October 19, 2016 Michael L. Lattuca obtained a Final Judgment against GEGI for failure to pay wages due and owing. The amount of that Final Judgment was $128,694, which bears interest at a rate of 10% annually. As of December 31, 2021, the amount due on this Judgment was $195,650. For the year ended December 31, 2021, we included $12,869 of interest expense.

On February 14, 2017 Michael L. Lattuca obtained a Supplemental Final Judgment against GEGI for costs associated with bringing the underlying wage claim. The amount of that Final Judgment was $5,051, which bears interest at a rate of 10% annually. As of December 31, 2021, the amount due on this Judgment was $7,515. For the year ended December 31, 2021, we included $505 of interest expense.

On February 9, 2018, Michael L. Lattuca obtained a judgement against Genesis Electronics Group, Inc. in the amount of $384,400, which bears interest at a rate of 10% annually. As of December 31, 2021, the amount due on this Judgment was $533,736. For the year ended December 31, 2021, we included $38,440 of interest expense.

12.	SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the year ended December 31, 2021, there were no non-cash activities.

During the year ended December 31, 2020, there were no non-cash activities.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that no subsequent events are reportable.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit	Incorporated by Reference
2. Charter and Bylaws
2.1	Articles of Incorporation, as amended from inception through 12/31/2017	Previously filed.
2.2	Certificate of Designation of Series A Preferred Stock	Previously filed.
2.3	Certificate of Amendment	Previously filed.
2.4	Certificate of Designation of Series B Preferred Stock	Previously filed.
2.5	Certificate of Designation of Series C Preferred Stock	Previously filed.
2.6	Bylaws	Previously filed.

3. Instruments defining the rights of securityholders
3.1	Convertible Promissory Note, $10,000 original principal amount, issued in favor of Altus Advisors, LLC	Previously filed.
3.2	Convertible Promissory Note, $401,749 original principal amount, issued in favor of Loyal Technologies, LLC	Previously filed.
3.3	Convertible Promissory Note, $20,000 original principal amount, issued in favor of Synnestvedt Retirement Trust	Previously filed.
3.4	Convertible Promissory Note, $61,600 original principal amount, issued in favor of Boot Capital, LLC	Previously filed.
3.5	Convertible Promissory Note, $2,000,000 original principal amount, issued in favor of Glid LLC	Previously filed.

4. Subscription Agreement
4.1	Subscription Agreement	Previously filed.

6. Material Agreements
6.1	License Agreement between AVBJ, LLC and Glid LLC	Previously filed.
6.2	Debt Purchase and Assignment Agreement between Andrew Van Noy and David L. Rumbold	Previously filed.
6.3	Debt Purchase and Assignment Agreement between NEWpath Capital, LLC and David L. Rumbold	Previously filed.
6.4	Debt Purchase and Assignment Agreement between South Coastal Investments, LLC and David L. Rumbold	Previously filed.
6.5	Exchange Agreement between Genesis Electronics Group, Inc. and Diamond Eye Capital, Inc.	Previously filed.
6.6	Exchange Agreement between Genesis Electronics Group, Inc. and Real Transition Capital, LLC	Previously filed.

7. Plan of acquisition, reorganization, arrangement, liquidation, or succession
7.1	Plan and Agreement of Merger between the Company and Glid, LLC	Previously filed.

11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Previously filed.

12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 22, 2022.

GENESIS ELECTRONICS GROUP, INC.

By:	/s/ Braden Jones
Braden Jones Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Braden Jones
Braden Jones Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director

Date:  December 22, 2022

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